As Filed with the Securities and Exchange Commission on February 1, 2010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CONOLOG CORPORATION

(Exact name of issuer as specified in its charter)

Delaware	22-1847286
(State or other jurisdiction of incorporation or	(I.R.S. Employer
organization)	Identification No.)

5 Columbia Road

Somerville, New Jersey 08876

TELEPHONE: (908) 722-8081

(Address of Principal Executive Offices and Zip Code)

2009 Stock Incentive Plan

(Full title of the plan)

Robert Benou

Chief Executive Officer

5 Columbia Road

Somerville, New Jersey 08876

(Name and address of agent for service)

Copies of all communications, including all communications sent to agent for service to:

David Manno, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, NY 10006

(212) 930-9700

(212) 930-9725 (fax)

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title Of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered(1)	Share(2)	Price	Registration Fee
Common Stock
$.01 par value	780,000	$2.06	$1,606,800	$114.56

(1) Represents the shares of common stock issued under Conolog Corporation’s 2009 Stock Incentive Plan.
(2) Computed pursuant to Rule 457(c) and (h) on the basis of the average of the high and low prices of the common stock as reported on January 27, 2010 on the NASDAQ Capital Market.

PART 1

Information Required in this Section 10(a) Prospectus

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus : Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act").

Reoffer Prospectus : The material that follows Item 2, up to but not including Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a “reoffer prospectus,” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of common shares which are deemed to be "control securities” or “restricted securities” under the Securities Act that have been acquired by the Selling Stockholders named in the reoffer prospectus.

Item 1.	Plan Information.

Conolog Corporation ("We", “us", the “Company” or “Conolog") will provide each participant (the “Recipient") with documents that contain information related to our 2009 Stock Incentive Plan and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not filed as a part of this Registration Statement on Form S-8 (the “Registration Statement"). The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives common shares covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice by contacting:

Robert Benou

Chief Executive Officer

5 Columbia Road

Somerville, New Jersey 08876

(908) 722-8081

Information required by Part I to be contained in section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the securities Act of 1933, and Note to Part I of Form S-8.

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REOFFER PROSPECTUS

Conolog Corporation

780,000 Shares of Common Stock

This reoffer prospectus relates to 780,000 shares of our common stock, par value $0.01 per share, that may be offered and resold from time to time by the selling stockholders identified in this prospectus (the “Selling Stockholders”) for their own account. The Selling Stockholders were issued these shares pursuant to our 2009 Stock Incentive Plan. It is anticipated that the Selling Stockholders will offer common shares for sale at prevailing prices on the NASDAQ Capital Market on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Stockholders will be borne by us.

The shares of common stock have been issued pursuant to our 2009 Stock Incentive Plan, which authorized the issuance of up to 800,000 shares of our common stock to officers, directors, employees and consultants of the Company. This reoffer prospectus has been prepared for the purposes of registering the common shares under the Securities Act to allow for future sales by the Selling Stockholders on a continuous or delayed basis to the public without restriction.

The Selling Stockholders and any brokers executing selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our common stock is traded on the NASDAQ Capital Market under the symbol “CNLG". On January 27, 2010 the closing price of our common stock on such market was $2.11 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 6 of this reoffer prospectus. These are speculative securities.

Since our company does not currently meet the registrant requirements for use of Form S-3, the amount of common shares which may be resold by means of this reoffer prospectus by each of the selling stockholders, and any other person with whom he or she is acting in concert for the purpose of selling securities of our company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The date of this prospectus is February 1, 2010.

________________

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NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

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The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully.

PROSPECTUS SUMMARY

OUR COMPANY

We are engaged in the design, production (directly and/or through subcontractors) and distribution of small electronic and electromagnetic components and sub-assemblies for use in telephone, radio and microwave transmission and reception and other communication areas that are used in both military and commercial applications. Our products are used for transceiving various quantities, data and protective relaying functions in industrial, utility and other markets. We were organized in 1968 and were engaged primarily in the design and manufacture of electronic components and systems for military applications. Our headquarters are located at 5 Columbia Road, Somerville, New Jersey 08876. Our telephone number is (800) 526-3984 or (908) 722-8081.

In July 1971, we merged with DSI Systems, Inc., then engaged in the development and manufacture of terminal viewers for digital retrieval of microfilm. Later that year, we changed our name to Conolog Corporation.

In 1981 we acquired one of our customers, INIVEN Corporation (“INIVEN”). At that time, we were manufacturing, on behalf of INIVEN, a line of transmitters and receivers used for controlling and transceiving the measurement of the flow of gases and liquids, by gas and water utilities for controlling the flow of waste water and sewage and measuring and controlling traffic.

During 1987, we made a strategic decision to redirect our focus from military to commercial markets. Since that time, we have refocused on manufacturing and marketing our products for the commercial marketplace rather than depend on the military and defense-related markets. Our primary emphasis was on products for electric utilities, co-generation of power, gas and water companies, traffic control for departments of transport (DOT) and airports utilizing DSP (Digital Signal Processing) technology.

In September 1998, we acquired the assets of Atlas Design, Inc., a human resource outsourcing company, to further our strategy of mergers and acquisitions, and to assist in providing qualified engineering and technical staff in support of our longer term contracts.

In January 2001, we acquired substantially all of the assets of Prime Time Staffing Inc. and Professional Temp Solutions, Inc. These companies provided permanent and temporary employees for the graphics design firms, book publishing companies and engineering businesses.

During the year ended July 31, 2001, we formed a wholly owned subsidiary, Lonogoc Corporation. In August, 2000, Lonogoc Corporation purchased the assets of Independent Computer Maintenance Corporation, which provided installation, maintenance, and troubleshooting of computer systems and networks. On October 22, 2002, we entered an agreement to rescind the Asset Purchase Agreement between us and Independent Computer Maintenance Corporation. Under the rescission agreement, Conolog and its subsidiary agreed to transfer all assets previously purchased pursuant to the Asset Purchase Agreement, to the extent they still exist, to the former seller. The return of the purchase price paid for the assets was $600,000, $300,000 in cash at closing, a note, which is secured by a first mortgage on a condominium, for $150,000 bearing an interest rate of 7.5% of which will be paid over 24 months in equal monthly installments of $6,750 per month beginning December 2002, and an unsecured note receivable for $137,350 payable over 10 years beginning December 2004 bearing an interest rate of 5%.

In March 2004, we ceased operating our staffing business. The assets of our wholly-owned subsidiary, Nologoc, Inc. trading as Atlas Design, were sold to the subsidiary’s Vice President. In consideration of the sale, we received $34,000 in cash.

We are engaged in the design and manufacture of (i) transducers, which are electro-magnetic devices which convert electrical energy into mechanical and other forms of physical energy, or conversely convert mechanical and other forms of physical energy into electrical energy; (ii) digital signal processing (DSP) systems and electromagnetic wave filters for differentiation among discreet audio and radio frequencies; (iii) audio transmitters and modulators, for the transmission over telephone lines, microwave circuits, or satellite, of electrical signals obtained from transducers, data generated in electronic code form or by computers or other similar equipment (not manufactured by us); (iv) audio receivers and demodulators which are small systems which receive and decode the signals from the audio transmitters and convert them into digital codes for input into computers, teletypes or other similar equipment (not manufactured by us) or convert such signals into mechanical or other form of energy, such as opening or closing valves, or starting or stopping a motor; (v) magnetic “networks” which are devices that permit the matching or coupling of different types of communication equipment together or many identical or similar equipment together or onto telephone or other transmission lines so as not to cause interference; and (vi) analog transmitters and receivers, which permit the coding/transmission and receiving/decoding of a constantly variable data, such as the water level in a tank, pressure in a pipe or temperature, by actually displaying the exact information at the receiving end in digital form for storing in a computer or other devices, or by physically displaying the information in a visual fashion such as a numerical readout or meter, and (vii) multiplexer supervisory controls, which enable callers with high volumes of supervisory data to transmit on fewer phone lines.

Such products are used in radio and other transmissions, telephones and telephone exchanges, air and traffic control, automatic transmission of data for utilities, tele-printing of transmitted data such as news and stock market information and for use by electric utilities in monitoring

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power transmission lines for faults and/or failures. Our products may be used independently or in combination with other products to form a system type configuration, whereby our equipment is pre-assembled in a large cabinet with other equipment in a configuration that would provide the end user with protection as well as operational status displays.

THIS OFFERING

Shares of common stock outstanding prior to this offering	3,619,874	(1)

Shares being offered by the selling stockholders	780,000

Shares of common stock to be outstanding after the offering	3,619,874

Use of proceeds	We will not receive any proceeds from
	the sale of the shares of common stock
	offered in this prospectus.

Risk Factors	The purchase of our common stock
	involves a high degree of risk. You
	should carefully review and consider
	"Risk Factors” beginning on page 6.

NASDAQ Board Stock Exchange Symbol	CNLG

(1) As of January 28, 2010.

RISK FACTORS

An investment in our common stock involves a very significant risk. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

Risks Related to our Business

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock.

Any significant downward pressure on the price of our common stock as our shareholders sell shares of our common stock could encourage short sales. Any such short sales could place further downward pressure on the price of our common stock.

We have a history of operating losses and thus we may not be profitable in the future.

Our continued existence is dependent upon us successfully expanding our business and attaining profitable operations. We have historically had net losses from operations and there can be no assurance that we will be profitable in the future. If we are not profitable and cannot attain sufficient capital to fund our operations we may have to cease our operations.

We have many competitors and we may not be able to compete effectively against them.

The market for our manufactured products is very competitive. There are several companies that manufacture products similar to the products we sell. Most of these companies are substantially larger than us and have substantially greater name recognition, financial resources and personnel than we do.

Our success depends on keeping up with technological changes.

The market for our manufactured products is characterized by rapid technological changes and advances. Our failure to continue to introduce new products in a timely or cost effective manner or our failure to continue to improve our existing products in a timely or cost effective manner would materially adversely affect our operating results, and as a result, we may not be able to compete effectively against them.

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We are dependent on a few large customers.

Our dependence on major customers including Bonneville Power Authority, Surtek Industries, NIPSCO, Tucson Electric Power and U.S. Defense Supply Command, which accounted for an aggregate $1,078,947 or 63.7% of our total sales during the fiscal year ended July 31, 2009, subjects us to significant financial risks in the operation of our business if a major customer were to terminate or materially reduce, for any reason, its business relationship with us.

We may not be able to attract the qualified personnel we need to succeed.

Because of the technical nature of our business, we are dependent upon our ability to attract and retain technologically qualified personnel. Competition for individuals with proven professional or technical skills is intense, and the demand for these individuals is expected to remain very strong for the foreseeable future. Larger companies may be able to pay substantially higher salaries than we are able to pay. Therefore, we may not be successful, especially during increased economic activity, in attracting qualified personnel.

Our minimal staff may have difficulty managing our operations.

We only employ about 16 people on a full time basis. Approximately 8 of our full time employees are involved in production. Our success is dependent upon the services of our current management, particularly Robert S. Benou, our Chairman, Chief Executive Officer and Chief Financial Officer and Marc Benou our President, Chief Operating Officer and Secretary. Messrs. Robert Benou and Marc Benou are currently serving under employment contracts that renew on a year-to-year basis unless terminated by either party thereto upon at least 90 days notice prior to the expiration of the then current term of such agreement. If the employment of Messrs. Robert Benou or Marc Benou terminates, or if either is unable to perform his duties, we may be materially and adversely affected.

We are dependent on component manufacturers to provide us with the parts we need.

We are dependent on outside suppliers for all of the subcomponent parts and raw materials we need to assemble our products. A shortage, delay in delivery, or lack of availability of a part could lead to assembling delays, which could reduce sales. We also purchase some custom parts, primarily printed circuit boards. The failure of a supplier of one of these customized components could cause a lengthy delay in production, resulting in a loss of revenues.

We have limited cash and may not be able to receive additional financing.

As of October 31, 2009, we had approximately $466,000 cash. We believe that this, together with anticipated cash flows from operation will be sufficient to satisfy our working capital requirements for the foreseeable future. However, we may need to seek additional financing sooner than we anticipate as a result of factors including but not limited to the following:

o	changes in operating plans

o	lower than anticipated sales

o	increased operating costs; and

o	potential acquisitions

However, additional financing may not be available on commercially reasonable terms, if at all.

Our stock price may fluctuate, which may make it difficult to resell your shares at attractive prices.

The market price of our common stock may experience fluctuations. The market price of our common stock has been volatile, and may continue to be volatile. Factors that could cause volatility in our stock price include:

o	fluctuations in our quarterly operating results;

o	stock market prices and volume fluctuations generally;

o	economic conditions specific to any of the industries that we conduct business in;

o	announcements by us or our competitors relating to new services or technologies, significant acquisitions, significant orders, strategic relationships, joint ventures or capital commitments; and

o	applicable regulatory developments.

If we are delisted from the Nasdaq Capital Market, you may also find it more difficult to trade our common stock due to “penny stock” rules.

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If we are unable to satisfy the requirements for continued quotation on Nasdaq, trading, if any, in our common stock would be conducted in the over-the-counter market in what is commonly referred to as the “pink sheets” or on the OTC Bulletin Board. If our shares become subject to the regulations on penny stocks, the price and ability to sell our shares would be severely affected because the shares could only be sold in compliance with the penny stock rules.

The issuance of shares upon conversion of our convertible securities and exercise of outstanding warrants may cause immediate and substantial dilution to our existing stockholders.

As of October 31, 2009, we had outstanding warrants to purchase 2,693,081 shares of our common stock, of which warrants to purchase 2,564,102 shares of our common stock have an exercise price of $1.12 per share, warrants to purchase 128,979 shares of our common stock have a weighted average exercise price of $3.83 per share. As of October 31, 2009, we also had outstanding convertible notes having an aggregate principal balance of $778,744 which are convertible into 998,390 shares of our common stock at a conversion price of $0.78 per share. Subject to the terms of the convertible notes we may also issue shares of our common stock to pay interest due on the convertible notes. The issuance of shares of our common stock upon the exercise of warrants or upon conversion of the notes may result in substantial dilution to the interests of other stockholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We and our representatives may from time to time make written or oral statements that are “forward-looking,” including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “may,” “should,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. Among the important factors on which such statements are based are assumptions concerning our ability to obtain additional funding, our ability to compete against our competitors, our ability to integrate our acquisitions and our ability to attract and retain key employees.

DETERMINATION OF OFFERING PRICE

The selling security holders may sell the common shares issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common shares by the Selling Stockholders pursuant to this prospectus. The Selling Stockholders will receive all proceeds from the sales of these common shares, and they will pay any and all expenses incurred by them for brokerage, accounting or tax services (or any other expenses incurred by them in disposing of their common shares).

The shares of common stock offered hereby are being registered for the account of the Selling Stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the Selling Stockholders and we will not receive any proceeds from the resale of the common stock by the Selling Stockholders. We will incur all costs associated with this registration statement and prospectus, which are currently estimated to be approximately $5,000.

SELLING STOCKHOLDERS

A total of 800,000 shares were issuable to officers, directors, employees and consultants of the Company pursuant to our 2009 Stock Incentive Plan. These 800,000 shares have been issued to officers, directors, employees and consultants of the Company. Of these 800,000 shares, 780,000 shares are included in this prospectus. The following table sets forth, as of January 28, 2010, information regarding the beneficial ownership of our common stock by the Selling Stockholders. In the table below, the percentage ownership after the offering is based upon the assumed sale by the Selling Stockholders of all shares they may offer for sale pursuant to this prospectus. Beneficial ownership is determined according to the rules of the Securities and Exchange Commission, and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security. The percentages for each Selling Stockholder are calculated based on 3,619,874 shares issued and outstanding as of January 28, 2010, plus any additional shares that the Selling Stockholder is deemed to beneficially own as set forth in the table. The shares offered by this prospectus shall be deemed to include shares offered by any pledgee, donee, transferee or other successor in interest of any of the Selling Stockholders below, provided that this prospectus is amended or supplemented if required by applicable law. Except as noted, none of the Selling Stockholders have had any material relationship with us or any of our predecessors or affiliates within the past three years.

The information in this table is based upon information provided by each respective Selling Stockholder.

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Name	Shares Beneficially Owned		Number Of	Shares Beneficially Owned Upon
	Prior to this Offering		Shares Being	Completion of the Offering (1)
			Offered
	Number	Percent		Number	Percent
Robert Benou (2)	592,667	16.37%	210,000	382,667	10.57%
Marc Benou (3)	521,223	14.40%	210,000	311,223	8.60%
David Peison (4)	74,667	2.06%	37,500	37,167	1.03%
Louis Massad (5)	37,500	1.04%	37,500	0	*
Edward J. Rielly(6)	56,452	1.56%	37,500	18,952	*
Tom Fogg (7)	30,000	*	30,000	0	*
Thomas DiVito (8)	40,000	1.11%	40,000	0	*
Albert Lenhardt(9)	40,000	1.11%	40,000	0	*
Frank Bruekl (10)	40,000	1.11%	40,000	0	*
Andrew Herrick (11)	16,000	*	16,000	0	*
Marina Krigeris (12)	5,000	*	5,000	0	*
Vincent Locollo (13)	5,000	*	5,000	0	*
Andrzej Zielinski (14)	15,000	*	15,000	0	*
Alexander Kaminsky (15)	5,000	*	5,000	0	*
John Engelhardt (16)	5,000	*	5,000	0	*
Malcolm Swanson (17)	45,000	1.24%	45,000	0	*
Balvantrai Bhojawala (18)	1,500	*	1,500	0	*
TOTAL			780,000

* Less than one percent.

(1) Assumes that all shares offered are sold.

(2) Robert Benou has been chief executive officer and chairman of Conolog since May 2001. Robert Benou also serves as Conolog’s chief financial officer.

(3) Marc Benou has been president and chief operating officer of Conolog since May 2001. Marc Benou also serves as a director of Conolog and as Conolog’s secretary.

(4) David Peison has been a director of Conolog since October 2004.

(5) Louis Massad has been a director of Conolog since April 1995.

(6) Edward J. Rielly has been a director of Conolog since January 1998.

(7) Tom Fogg has been Conolog’s vice president, engineering, since 1986.

(8) Thomas DiVito has been an employee of Conolog since January 2005.

(9) Albert Lenhardt has been an employee of Conolog since 1988.

(10) Frank Bruekl has been an employee of Conolog since 1984.

(11) Andrew Herrick has been an employee of Conolog since January 2007.

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(12) Marina Krigeris has been an employee of Conolog since 1990.

(13) Vincent Locollo has been an employee of Conolog since 2002.

(14) Adrzej Zielinski has been an employee of Conolog since 2004.

(15) Alexander Kaminsky has been an employee of Conolog since May 2006.

(16) John Engelhardt has been an employee of Conolog since 1996.

(17) Malcolm Swanson has provided sales and marketing consulting services to Conolog since 2003.

(18) Balvantri Bhojawala is an employee of the Company.

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PLAN OF DISTRIBUTION

Timing of Sales

Under our 2009 Stock Incentive Plan, we were authorized to issue up to 800,000 shares of our common stock. These 800,000 shares have been issued. Of these 800,000 shares, 780,000 shares were issued to the Selling Stockholders and are included in this prospectus.

The Selling Stockholders may offer and sell the shares covered by this prospectus at various times. The Selling Stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no Selling Stockholder has any agreement or understanding, directly or indirectly, with any person to resell the common shares covered by this prospectus.

Offering Price

The sales price offered by the Selling Stockholders to the public may be:

1.	the market price prevailing at the time of sale;

2.	a price related to such prevailing market price; or

3.	such other price as the Selling Stockholders determine from time to time.

Manner Of Sale

The common shares may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicitx purchasers;

4.	through options, swaps or derivatives;
5.	in transactions to cover short sales;
6.	privately negotiated transactions; or
7.	in a combination of any of the above methods.

The Selling Stockholders may sell their common shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their common shares. Brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Stockholders, or, if any such broker-dealer acts as agent for the purchaser of common shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a Selling Stockholder to sell a specified number of common shares at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a Selling Stockholder, to purchase as principal any unsold common shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholder.

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Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the common shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our Selling Stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the sale of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

The Selling Stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular we will advise the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of common shares in the market and to the activities of the Selling Stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a Selling Stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the Selling Stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $5,000, including, but not limited to, legal, accounting, printing and mailing fees. The Selling Stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

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LEGAL MATTERS

The validity of the common stock has been passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The financial statements incorporated by reference in the prospectus have been audited by Bagell, Josephs, Levine & Company, LLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report included in our 10-K for the year ended July 31, 2009 and are incorporated in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries, provided that, Sichenzia Ross Freidman Ference LLP (including its members) was issued 10,000 shares of the Company's common stock pursuant to the Company’s 2009 Stock Incentive Plan.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the Selling Stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

•	Reference is made to Registrant's current report on Form 8-K filed with the SEC on October 1, 2009, which is hereby incorporated by reference.
•	Reference is made to Registrant's current report on Form 8-K filed with the SEC on August 6, 2009, which is hereby incorporated by reference.
•	Reference is made to the Registrant's quarterly report on Form 10-Q for the period ending October 31, 2009, as filed with the SEC on December 15, 2009.
•	Reference is made to the Registrant's annual report on Form 10-K for the period ending July 31, 2009, as filed with the SEC on October 30, 2009, which is hereby incorporated by reference.
•

The description of the Company's Common Stock contained in its Registration Statement on Form S-1/A filed on December 8, 2009, including all amendments or reports filed for the purpose of updating such description.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Robert Benou.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation provides that we shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and

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Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ADDITIONAL INFORMATION AVAILABLE TO YOU

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

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INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.	Incorporation of Documents By Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

The following documents filed with the SEC are incorporated herein by reference:

•	Reference is made to Registrant's current report on Form 8-K filed with the SEC on October 1, 2009, which is hereby incorporated by reference.
•	Reference is made to Registrant's current report on Form 8-K filed with the SEC on August 6, 2009, which is hereby incorporated by reference.
•	Reference is made to the Registrant's quarterly report on Form 10-Q for the period ending October 31, 2009, as filed with the SEC on December 15, 2009.
•	Reference is made to the Registrant's annual report on Form 10-K for the period ending July 31, 2009, as filed with the SEC on October 30, 2009, which is hereby incorporated by reference.
•

The description of the Company's Common Stock contained in its Registration Statement on Form S-1/A filed on December 8, 2009, including all amendments or reports filed for the purpose of updating such description.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

No expert or counsel named in this registration statement as having prepared or certified any part of this registration statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries, provided that, Sichenzia Ross Freidman Ference LLP (including its members) was issued 10,000 shares of the Company's common stock pursuant to the Company’s 2009 Stock Incentive Plan.

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Item 6. Indemnification of Directors and Officers.

Our Certificate of Incorporation provides that we shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits.

EXHIBIT
NUMBER	EXHIBIT
4.1	2009 Stock Incentive Plan
5.1	Opinion of Sichenzia Ross Friedman Ference LLP
23.1	Consent of Bagell, Josephs, Levine & Company, LLC.
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the

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undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somerville, State of New Jersey, on February 1, 2010.

Conolog Corporation

By:	/s/ Robert S. Benou
Robert S. Benou
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer, Principal Financial Officer, and
Principal Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Robert S. Benou and Marc R. Benou and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date: February 1, 2010	/s/	Robert S. Benou
Robert S. Benou
Chairman, Chief Executive Officer, Chief Financial Officer
and Director (Principal Executive Officer, Principal Financial
Officer and Principal Accounting Officer)

Date: February 1, 2010	/s/	Marc R. Benou
Marc R. Benou
President, Chief Operating Officer,
Secretary and Director

Date: February 1, 2010
Louis S. Massad
Director

Date: February 1, 2010	/s/	Edward J. Rielly
Edward J. Rielly
Director

Date: February 1, 2010
David M. Peison
Director

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